Exhibit 10.5

FIRST AMENDMENT TO THE

FIFTH THIRD BANCORP UNFUNDED DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(June 1, 2013 Restatement)

WHEREAS, Fifth Third Bancorp (“Fifth Third”) sponsors and maintains The Fifth Third Bancorp Unfunded Deferred Compensation Plan for Non-Employee Directors, as amended and restated effective June 1, 2013 (“Plan”);

WHEREAS, Fifth Third desires to amend the Plan, effective June 23, 2017, to (i) close the Fifth Third Stock Fund set forth in Section 6.2 (“Stock Fund”) to future deferrals and contribution credits; (ii) prohibit the transfer of any existing Plan account credits into the Stock Fund, and (iii) prohibit reinvestment of dividends attributable to Fifth Third Bancorp common stock in the Stock Fund;

WHEREAS, pursuant to Plan section 12.1, Fifth Third reserved the right to amend the Plan at any time, and delegated authority to the Fifth Third Bank Pension, 401(k) and Medical Plans Committee and its Chairman to amend the Plan.

NOW, THEREFORE, effective June 23, 2017, the Plan is hereby amended in the following respect:

1.	Section 6.2 of the Plan is amended to add the following paragraph to the end thereof:

“Notwithstanding the foregoing, effective June 23, 2017, the Fifth Third Stock Fund shall no longer be an investment benchmark for (i) deferrals credited after that date, (ii) previously credited amounts for which the Fifth Third Stock Fund was not, as of that date, used as the investment benchmark, and (iii) any amounts credited to a Participant’s Account in the future as a result of dividends paid with respect to shares of Fifth Third Bancorp common stock. Any dividends paid attributable to the Fifth Third Stock Fund used as an investment benchmark shall be invested in accordance with the Participant’s chosen investment election or, if none, the Plan’s rules for Participants who fail to make investment selections.”

2.	Except as otherwise amended herein, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Fifth Third has caused this amendment to be executed by its duly authorized representative this 18th day of May, 2017.

FIFTH THIRD BANCORP

By:	/s/ Teresa J. Tanner
Chairperson for the Fifth Third Bank Pension, 401(k) and Medical Plans Committee